Exhibit 99.1

Alarm.com Reports Fourth Quarter and Full Year 2021 Results

-- Fourth quarter total revenue increased 17.9% year-over-year to $195.3 million --
-- Fourth quarter SaaS and license revenue increased 15.4% year-over-year to $121.7 million --
-- Full year 2021 total revenue increased 21.2% year-over-year to $749.0 million --
-- Full year 2021 SaaS and license revenue increased 17.1% year-over-year to $460.4 million --
-- Full year 2021 GAAP net income attributable to common stockholders decreased 32.9% to $52.3 million, compared to $77.9 million for 2020 --
-- Full year 2021 non-GAAP adjusted EBITDA increased 13.7% to $142.5 million, compared to $125.3 million for 2020 --

TYSONS, VA., February 24, 2022 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its fourth quarter and full year ended December 31, 2021. Alarm.com also provided its financial outlook for SaaS and license revenue for the first quarter of 2022 and guidance for the full year 2022.

“We are pleased to report solid results for the quarter and the year,” said Steve Trundle, President and CEO of Alarm.com. “Despite the pandemic’s unpredictable course, our service provider partners continued to grow and drive the adoption of Alarm.com’s connected property technology. Our team also delivered innovative new capabilities that will expand the growth opportunities we see in multiple markets for both our service provider partners and Alarm.com.”

Fourth Quarter 2021 Financial Results as Compared to Fourth Quarter 2020

•SaaS and license revenue increased 15.4% to $121.7 million, compared to $105.5 million.
•Total revenue increased 17.9% to $195.3 million, compared to $165.6 million.
•GAAP net income attributable to common stockholders decreased 42.7% to $9.1 million, or $0.18 per diluted share, compared to $16.0 million or $0.31 per diluted share, primarily due to an increase in shipping costs and inventory component costs for hardware due to the global supply chain challenges.
•Non-GAAP adjusted EBITDA(*) decreased 3.3% to $31.3 million, compared to $32.4 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) decreased 2.4% to $22.6 million, or $0.43 per diluted share, compared to $23.1 million, or $0.45 per diluted share.

Full Year 2021 Financial Results as Compared to Full Year 2020

•SaaS and license revenue increased 17.1% to $460.4 million, compared to $393.3 million.
•Total revenue increased 21.2% to $749.0 million, compared to $618.0 million.
•GAAP net income attributable to common stockholders decreased 32.9% to $52.3 million, or $1.01 per diluted share, compared to $77.9 million or $1.53 per diluted share, primarily due to a gain of $24.7 million on the sale of an investment in one of our platform partners during 2020.
•Non-GAAP adjusted EBITDA(*) increased 13.7% to $142.5 million, compared to $125.3 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased 15.8% to $103.5 million, or $1.99 per diluted share, compared to $89.4 million, or $1.75 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents increased to $710.6 million as of December 31, 2021, compared to $253.5 million as of December 31, 2020. The increase in cash and cash equivalents was primarily due to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes, resulting in proceeds of $484.3 million, net of $15.7 million of transaction fees and other debt issuance costs and, to a lesser extent, the operating cash flow generated during 2021.
•For the quarter ended December 31, 2021, cash flows from operations was $20.0 million, compared to $35.4 million for the quarter ended December 31, 2020. For the quarter ended December 31, 2021, non-GAAP free cash flow(*) was $17.8 million, compared to $29.9 million for the quarter ended December 31, 2020.
•For the year ended December 31, 2021, cash flows from operations was $103.2 million, compared to $102.1 million for the year ended December 31, 2020. For the year ended December 31, 2021, non-GAAP free cash flow(*) was $92.1 million, compared to $85.9 million for the year ended December 31, 2020.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•Launched New Smart Thermostat: The Smart Thermostat HD has a high-resolution full-color touchscreen display with intuitive menus and is fully integrated with other connected devices to provide next-level comfort and control. Advanced intelligence proactively monitors the health of heating and cooling systems to detect issues before they escalate into costly repairs and system failures. The Smart Thermostat HD was designed for nearly universal system compatibility while also simplifying installations through capabilities such as Smart System Configuration, Display Sync and automatic wire detection. Developed by Building36, an Alarm.com subsidiary, the Smart Thermostat HD complements Alarm.com’s successful lineup of smart thermostats and is currently available to Building36’s service provider partners.

•Continued Expansion of Alarm.com for Business: Alarm.com introduced a range of new commercial service capabilities designed to support multi-location commercial subscribers. The Alarm.com mobile app now includes mobile-optimized Enterprise Dashboards for easily accessing a unified interface for viewing the status of devices and systems across multiple properties. Enterprise Dashboards include a security-based console that displays access control and security systems, a video dashboard for easily accessing cameras and stream video recorders, and energy dashboards for monitoring property temperature, smart thermostat set points and the temperature of refrigeration units.

•Ecosystem Expansion: The growing breadth of the Alarm.com connected device ecosystem further reinforces its position as the platform of choice for professionally installed and serviced connected property solutions. In the last 12 months, Alarm.com doubled the number of new third-party connected devices integrated into its ecosystem, and strategically integrated new connected device categories that support expanded partnership opportunities with home builders and network service providers. New connected device integrations in 2021 include the latest models of security control panels and recognized automation brands such as Genie overhead garage door openers, ecobee, Lennox, Lutron, Kwikset, Yale, Schlage and Haven.

•EnergyHub Milestones: EnergyHub, an Alarm.com subsidiary, now works with 60 of North America’s leading energy utilities. Nearly 700,000 grid-edge devices are connected to EnergyHub’s distributed energy resource management solutions (DERMS) platform, the largest fleet of grid-edge devices of any DERMS provider in North America. These devices include smart thermostats, electric vehicle charging equipment, solar and storage systems, and other connected device categories. EnergyHub’s vision is to empower utilities, markets, and their customers to create a carbon-free, distributed energy future.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the first quarter of 2022 and its guidance for the full year of 2022 based upon current management expectations. This guidance is being provided in an environment that includes unusual geopolitical uncertainty, continuing COVID-19 pandemic uncertainty, and significant global supply chain uncertainty and further adverse developments in any of these areas could impact our operating results and our guidance.

For the first quarter of 2022:

•SaaS and license revenue is expected to be in the range of $121.0 million to $121.2 million.

For the full year 2022:

•SaaS and license revenue is expected to be in the range of $508.0 million to $509.0 million.
•Total revenue is expected to be in the range of $808.0 million to $819.0 million, which includes anticipated hardware and other revenue in the range of $300.0 million to $310.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $149.0 million to $150.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $104.3 million to $105.0 million, based on an estimated tax rate of 21.0%.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be $1.86 to $1.88 per diluted share based on an expected 56.0 million weighted average diluted shares outstanding, which includes approximately 3.4 million shares related to the 2026 Notes due to our adoption of Accounting Standards Update 2020-06, Accounting for Debt with Conversion and Other Options, effective January 1, 2022. This non-cash impact is expected to reduce our non-GAAP adjusted net income attributable to common stockholders by approximately $0.12 - $0.13 per diluted share for 2022, which is reflected in our current guidance.

The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its fourth quarter and full year 2021 financial results and its outlook for the first quarter and full year 2022. A live audio webcast is scheduled to begin at 4:30 p.m. ET on February 24, 2022. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through March 3, 2022 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 7975398. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Secondary offering expense: We exclude secondary offering expense because we do not consider costs associated with the secondary offering to be indicative of our core operating performance and we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results and improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-

related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Amortization of debt discount and debt issuance costs: We record amortization of debt discount and debt issuance costs related to the 2026 Notes as interest expense. We exclude amortization of debt discount and debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Interest expense: We record interest expense primarily related to our debt facility and the 2026 Notes. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt discount and debt issuance costs related to the 2026 Notes as discussed above.

Interest income and other (expense) / income, net: We exclude interest income and other (expense) / income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

(Benefit from) / provision for income taxes: We exclude the impact related to our (benefit from) / provision for income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, and the Company’s guidance for the first quarter and full year 2022 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company's results and business operations may be negatively impacted by the COVID-19 pandemic, geopolitical uncertainty, and significant global supply chain uncertainty, the Company’s actual operating results may differ significantly from any guidance provided, certain precautions the Company is taking due to the COVID-19 pandemic could harm its business, the Company’s quarterly results may fluctuate, downturns in general economic and market conditions, including due to the COVID-19 pandemic, may reduce demand, the reliability of the Company’s network operations centers, the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price, the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 4, 2021 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2021. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020	2019
Revenue:
SaaS and license revenue	$121,744	$105,477	$460,372	$393,257	$337,375
Hardware and other revenue	73,546	60,099	288,597	224,746	164,988
Total revenue	195,290	165,576	748,969	618,003	502,363
Cost of revenue(1):
Cost of SaaS and license revenue	16,976	13,866	66,758	53,539	50,066
Cost of hardware and other revenue	65,410	45,394	239,141	173,889	133,533
Total cost of revenue	82,386	59,260	305,899	227,428	183,599
Operating expenses:
Sales and marketing	24,579	23,562	86,664	75,967	61,815
General and administrative	22,567	23,009	87,406	78,643	69,959
Research and development	47,612	38,867	177,713	152,147	114,443
Amortization and depreciation	7,386	7,497	29,715	27,520	22,134
Total operating expenses	102,144	92,935	381,498	334,277	268,351
Operating income	10,760	13,381	61,572	56,298	50,413
Interest expense	(4,238)	(527)	(15,956)	(2,596)	(2,974)
Interest income	141	136	587	870	4,922
Other (expense) / income, net	(64)	678	(134)	25,588	6,535
Income before income taxes	6,599	13,668	46,069	80,160	58,896
(Benefit from) / provision for income taxes	(2,242)	(1,971)	(5,106)	3,500	5,566
Net income	8,841	15,639	51,175	76,660	53,330
Net loss attributable to redeemable noncontrolling interest	305	328	1,084	1,193	201
Net income attributable to common stockholders	$9,146	$15,967	$52,259	$77,853	$53,531

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.18	$0.32	$1.05	$1.59	$1.11
Diluted	$0.18	$0.31	$1.01	$1.53	$1.06
Weighted average common shares outstanding:
Basic	50,146,652	49,271,962	49,869,857	48,950,328	48,427,446
Diluted	51,927,073	51,384,316	51,919,902	50,963,190	50,273,889
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense included in operating expenses:	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020	2019
Sales and marketing	$1,200	$762	$4,432	$3,025	$2,075
General and administrative	2,724	1,963	9,941	7,996	6,474
Research and development	7,408	5,550	24,321	18,155	12,054
Total stock-based compensation expense	$11,332	$8,275	$38,694	$29,176	$20,603

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$710,621	$253,459
Accounts receivable, net of allowance for credit losses of $2,168 and $4,696, respectively, and net of allowance for product returns of $1,181 and $1,480, respectively	105,548	83,326
Inventory	75,276	44,281
Other current assets, net of allowance for credit losses of $2 and $17, respectively	26,175	16,348
Total current assets	917,620	397,414
Property and equipment, net	41,713	44,796
Intangible assets, net	91,406	103,259
Goodwill	112,901	112,838
Deferred tax assets	13,547	21,692
Operating lease right-of-use assets	30,479	33,455
Other assets, net of allowance for credit losses of $78 and $72, respectively	24,349	18,233
Total assets	$1,232,015	$731,687
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$89,816	$53,927
Accrued compensation	23,495	22,307
Deferred revenue	5,697	4,037
Operating lease liabilities	10,331	9,973
Total current liabilities	129,339	90,244
Deferred revenue	9,140	8,492
Convertible senior notes, net	425,345	—
Long-term debt	—	110,000
Operating lease liabilities	32,591	37,697
Other liabilities	9,545	6,811
Total liabilities	605,960	253,244
Redeemable noncontrolling interest	12,888	10,691
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2021 and 2020	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 50,406,606 and 49,630,773 shares issued; and 50,259,453 and 49,483,620 shares outstanding as of December 31, 2021 and 2020, respectively	504	496
Additional paid-in capital	498,979	405,831
Treasury stock, at cost; 147,153 shares as of each of December 31, 2021 and 2020	(5,149)	(5,149)
Retained earnings	118,833	66,574
Total stockholders’ equity	613,167	467,752
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,232,015	$731,687

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
Cash flows from operating activities:	2021	2020	2019
Net income	$51,175	$76,660	$53,330
Adjustments to reconcile net income to net cash from operating activities:
(Recovery of) / provision for credit losses on accounts receivable	(775)	2,162	1,170
Reserve for product returns	2,494	1,795	(123)
Recovery of credit losses on notes receivable	(9)	(359)	(3,272)
Provision for excess and obsolete inventory	448	1,451	485
Amortization on patents and tooling	1,240	882	700
Amortization and depreciation	29,715	27,520	22,134
Amortization of debt discount and debt issuance costs	15,823	108	108
Amortization of operating leases	9,692	8,888	7,600
Deferred income taxes	(10,115)	(3,256)	2,599
Change in fair value of contingent liability	—	(2,595)	(198)
Stock-based compensation	38,694	29,176	20,603
Gain on notes receivable	—	—	(6,931)
Acquired in-process research and development	—	3,297	850
Gain on sale of investment	—	(24,737)	—
(Gain on) / impairment of investment or intangible assets	86	(676)	605
Loss on early extinguishment of debt	185	—	—
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(23,941)	(10,098)	(22,273)
Inventory	(31,443)	(10,647)	(6,976)
Other current and non-current assets	(11,912)	(2,683)	(2,887)
Accounts payable, accrued expenses and other current liabilities	39,418	13,781	(10,980)
Deferred revenue	2,308	2,031	(1,567)
Operating lease liabilities	(11,809)	(10,177)	(8,268)
Other liabilities	1,883	(443)	403
Cash flows from operating activities	103,157	102,080	47,112
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	—	(26,299)	(58,833)
Additions to property and equipment	(11,062)	(16,141)	(19,324)
Purchases of in-process research and development	—	(3,297)	(850)
Issuances or purchases of notes receivable	—	(1,200)	(26,103)
Receipt of payments on notes receivable	59	2,026	31,696
Purchase of investment in unconsolidated entity	(5,000)	—	—
Proceeds from sale of investment	—	25,687	—
Purchases of patents, patent licenses and developed technology	(4,362)	(1,050)	—
Cash flows used in investing activities	(20,365)	(20,274)	(73,414)
Cash flows from / (used in) financing activities:
Proceeds from credit facility	—	50,000	—
Repayments of credit facility	(110,000)	(3,000)	(4,000)
Proceeds from issuance of convertible senior notes	500,000	—	—
Payments of debt issuance costs	(15,698)	—	—
Payments of deferred consideration for business acquisitions	(1,160)	(1,538)	—
Purchases of treasury stock	—	(5,149)	—
Payments of tax withholdings related to vesting of restricted stock units	(4,476)	—	—
Issuances of common stock from equity-based plans	5,704	11,711	3,870
Cash flows from / (used in) financing activities	374,370	52,024	(130)
Net increase / (decrease) in cash and cash equivalents	457,162	133,830	(26,432)
Cash and cash equivalents at beginning of the period	253,459	119,629	146,061
Cash and cash equivalents at end of the period	$710,621	$253,459	$119,629

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020	2019
Adjusted EBITDA:
Net income	$8,841	$15,639	$51,175	$76,660	$53,330
Adjustments:
Interest expense, interest income and other (expense) / income, net	4,161	(287)	15,503	(23,862)	(8,483)
(Benefit from) / provision for income taxes	(2,242)	(1,971)	(5,106)	3,500	5,566
Amortization and depreciation expense	7,386	7,497	29,715	27,520	22,134
Stock-based compensation expense	11,332	8,275	38,694	29,176	20,603
Secondary offering expense	—	—	—	543	—
Acquisition-related expense	—	688	29	2,732	2,403
Litigation expense	1,804	2,521	12,462	8,988	12,754
Total adjustments	22,441	16,723	91,297	48,597	54,977
Adjusted EBITDA	$31,282	$32,362	$142,472	$125,257	$108,307

Adjusted net income:
Net income, as reported	$8,841	$15,639	$51,175	$76,660	$53,330
(Benefit from) / provision for income taxes	(2,242)	(1,971)	(5,106)	3,500	5,566
Income before income taxes	6,599	13,668	46,069	80,160	58,896
Adjustments:
Less: interest income and other (expense) / income, net	(77)	(814)	(453)	(26,458)	(11,457)
Amortization expense	4,360	4,590	17,347	16,799	14,334
Amortization of debt discount and debt issuance costs	4,232	—	15,817	—	—
Stock-based compensation expense	11,332	8,275	38,694	29,176	20,603
Secondary offering expense	—	—	—	543	—
Acquisition-related expense	—	688	29	2,732	2,403
Litigation expense	1,804	2,521	12,462	8,988	12,754
Non-GAAP adjusted income before income taxes	28,250	28,928	129,965	111,940	97,533
Income taxes [1]	(5,933)	(6,074)	(27,293)	(23,507)	(20,482)
Non-GAAP adjusted net income	$22,317	$22,854	$102,672	$88,433	$77,051

1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2021, 2020 and 2019 as well as the three months ended December 31, 2021 and 2020. The 21.0% effective tax rates for each of the years ended December 31, 2021, 2020 and 2019 as well as the three months ended December 31, 2021 and 2020 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020	2019
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$9,146	$15,967	$52,259	$77,853	$53,531
(Benefit from) / provision for income taxes	(2,242)	(1,971)	(5,106)	3,500	5,566
Income attributable to common stockholders before income taxes	6,904	13,996	47,153	81,353	59,097
Adjustments:
Less: interest income and other (expense) / income, net	(77)	(814)	(453)	(26,458)	(11,457)
Amortization expense	4,360	4,590	17,347	16,799	14,334
Amortization of debt discount and debt issuance costs	4,232	—	15,817	—	—
Stock-based compensation expense	11,332	8,275	38,694	29,176	20,603
Secondary offering expense	—	—	—	543	—
Acquisition-related expense	—	688	29	2,732	2,403
Litigation expense	1,804	2,521	12,462	8,988	12,754
Non-GAAP adjusted income attributable to common stockholders before income taxes	28,555	29,256	131,049	113,133	97,734
Income taxes [1]	(5,997)	(6,144)	(27,520)	(23,758)	(20,524)
Non-GAAP adjusted net income attributable to common stockholders	$22,558	$23,112	$103,529	$89,375	$77,210

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020	2019
Adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.18	$0.32	$1.05	$1.59	$1.11
(Benefit from) / provision for income taxes	(0.04)	(0.04)	(0.10)	0.07	0.11
Income attributable to common stockholders before income taxes	0.14	0.28	0.95	1.66	1.22
Adjustments:
Less: interest income and other (expense) / income, net	—	(0.02)	(0.01)	(0.54)	(0.24)
Amortization expense	0.09	0.09	0.35	0.34	0.30
Amortization of debt discount and debt issuance costs	0.08	—	0.32	—	—
Stock-based compensation expense	0.23	0.17	0.77	0.60	0.42
Secondary offering expense	—	—	—	0.01	—
Acquisition-related expense	—	0.02	—	0.06	0.05
Litigation expense	0.03	0.05	0.25	0.18	0.26
Non-GAAP adjusted income before income taxes	0.57	0.59	2.63	2.31	2.01
Income taxes [1]	(0.12)	(0.12)	(0.55)	(0.48)	(0.42)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.45	$0.47	$2.08	$1.83	$1.59

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.43	$0.45	$1.99	$1.75	$1.54

Weighted average common shares outstanding:
Basic, as reported	50,146,652	49,271,962	49,869,857	48,950,328	48,427,446
Diluted, as reported	51,927,073	51,384,316	51,919,902	50,963,190	50,273,889

1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2021, 2020 and 2019 as well as the three months ended December 31, 2021 and 2020. The 21.0% effective tax rates for each of the years ended December 31, 2021, 2020 and 2019 as well as the three months ended December 31, 2021 and 2020 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020	2019
Non-GAAP free cash flow:
Cash flows from operating activities	$19,963	$35,410	$103,157	$102,080	$47,112
Additions to property and equipment	(2,123)	(5,464)	(11,062)	(16,141)	(19,324)
Non-GAAP free cash flow	$17,840	$29,946	$92,095	$85,939	$27,788